Exhibit 99.2

Press Release

Contacts:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com
Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS

MARCH REVENUES

NEW YORK, April 14, 2005 – The New York Times Company announced today that in March 2005 advertising revenues for the Company’s business units decreased 1.5% and total Company revenues decreased 0.9% compared with the same month in 2004.  Excluding About.com, which was acquired on March 18, 2005, advertising revenues decreased 2.2% and total Company revenues decreased 1.3%.

“As anticipated, March’s advertising performance was affected by the timing of the Easter holiday, which fell in March this year but was in April last year,” said Janet L. Robinson, president and CEO, The New York Times Company.  “Easter Sunday is traditionally a time of reduced advertising at both The New York Times and The Boston Globe, the Company’s two largest properties.  Adjusted for the estimated effect of Easter, the Company’s March advertising revenue would have grown approximately 2%.

“To date in April, the Company’s overall rate of advertising growth is in the low-single digits, similar to what we saw in January and February rather than in March.”

Advertising results for March were as follows:

The New York Times Media Group – Advertising revenues for The New York Times Media Group decreased 2.2% for March 2005 compared with March 2004 when they increased 6.8%.  March’s performance was also affected by the shift of one issue of T Style magazine, a special supplement to The Sunday Times, which will be published in fiscal April this year versus March of 2004.

National advertising revenues decreased as weakness in financial services, telecommunications, corporate and advocacy advertising offset strength in media, pharmaceutical and book advertising.  Retail advertising revenues increased on strong growth in department store and fashion/jewelry store advertising.  Classified advertising revenues decreased as softness in the help-wanted and real estate categories offset gains in automotive advertising.

New England Media Group – Advertising revenues for the New England Media Group decreased 9.3% for March 2005 compared with March 2004 when they rose 12.8%.  National advertising revenues decreased primarily due to weakness in banking, studio entertainment, national automotive and telecommunications advertising.  Retail advertising revenues decreased as growth in sports/toys and department store advertising was offset by softness in furniture/home furnishing, computer/office supply and retail services advertising.  Classified advertising revenues decreased due to softness in automotive, real estate and help-wanted advertising.

Regional Media Group – Advertising revenues for the Regional Media Group grew 6.8% for March 2005 compared with March 2004 when they increased 7.7%.  Excluding the North Bay Business Journal, which was purchased on February 1, 2005, advertising revenues increased 6.4%.  Retail advertising revenues increased due to strength in telecommunications, services, banking and financial advertising.  Classified advertising revenues increased as strong growth in help-wanted advertising offset softness in real estate and automotive advertising.

The Company’s Internet ad revenues, which are included in the figures for the three media groups above, increased 23.4% for March 2005 compared with March 2004 due to strong growth in display advertising and in all classified advertising categories.  For the first quarter Internet ad revenues grew 29.7%.

Circulation revenues for March 2005 were on a par with last year.  Circulation revenues increased at the Regional Media Group and The New York Times Media Group and declined at the New England Media Group.

Broadcast Media Group – Advertising revenues for March 2005 for the Broadcast Media Group were on a par with last year, as lower political ad revenue was offset by growth in local advertising.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements.  These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by the Company’s various markets and material increases in newsprint prices.  They also include other risks detailed from time to time in the Company’s publicly-filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 26, 2004.  The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

The New York Times Company (NYSE: NYT), a leading media company with 2004 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other newspapers, eight network-affiliated television stations, two New York City radio stations and more than 40 Web sites, including NYTimes.com, Boston.com and About.com.  For the fifth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2005 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

# # #

THE NEW YORK TIMES COMPANY

2005 TOTAL COMPANY REVENUES (a)

MARCH AND YEAR TO DATE

Total Company Revenues

($ 000’s)

	March			Year to Date
	2005	2004	% Change	2005	2004	% Change
Advertising Revenues
News Media
National (b)	$70,869	$75,304	-5.9	$228,042	$231,894	-1.7
Retail (c)	37,880	35,688	+6.1	113,326	107,364	+5.6
Classified (d)	45,208	47,478	-4.8	146,186	146,684	-0.3
Other Ad Revenue (e)	4,958	4,149	+19.5	14,573	12,511	+16.5
Sub-Total	158,916	162,620	-2.3	502,127	498,453	+0.7

Broadcast Media	10,415	10,443	-0.3	30,602	30,574	+0.1

Sub-Total	169,331	173,063	-2.2	532,729	529,027	+0.7

About.com (f)	1,050	—	N/A	1,050	—	N/A

Total Advertising Revenues	170,380	173,063	-1.5	533,779	529,027	+0.9

Circulation Revenues	68,419	68,568	-0.2	219,617	220,243	-0.3
Other Revenues (g)	18,455	17,916	+3.0	52,187	52,674	-0.9

Total Company Revenues	$257,254	$259,547	-0.9	$805,583	$801,944	+0.5

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Acquired March 18, 2005 (nine days of revenues).

(g) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2005 ADVERTISING REVENUES (a)

MARCH AND YEAR TO DATE

Total Company Advertising Revenues

($ 000’s)

	March			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
News Media
New York Times Media Group (b)	$95,630	$97,798	-2.2	$301,466	$299,117	+0.8
New England Media Group (c)	33,482	36,910	-9.3	109,407	114,211	-4.2
Regional Media Group (d)	29,803	27,912	+6.8	91,254	85,125	+7.2

Sub-Total	158,916	162,620	-2.3	502,127	498,453	+0.7

Broadcast Media	10,415	10,443	-0.3	30,602	30,574	+0.1

Sub-Total	169,331	173,063	-2.2	532,729	529,027	+0.7

About.com (e)	1,050	—	N/A	1,050	—	N/A

Total Company Ad Revenues	$170,380	$173,063	-1.5	$533,779	$529,027	+0.9

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com, International Herald Tribune and WQXR-FM.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d) Beginning in February 2005, includes the results of the North Bay Business Journal, purchased Feb. 1, 2005.  Excluding the North Bay Business Journal, advertising revenues were up 6.4% in March and 6.7% year to date.

(e) Acquired March 18, 2005 (nine days of revenues).

THE NEW YORK TIMES COMPANY

2005 NEWS MEDIA AD REVENUE GROWTH

BY CLASSIFIED CATEGORY

MARCH AND YEAR TO DATE

	% Change	% Change
	March ‘05	YTD ‘05
	vs. March ‘04	vs. YTD ‘04

News Media
Help-Wanted	-0.2	+5.3
Real Estate	-6.8	-1.2
Automotive	-11.1	-8.4

THE NEW YORK TIMES COMPANY

2005 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

MARCH AND YEAR TO DATE

	March			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
National (b)	188.4	199.2	-5.4	589.1	623.9	-5.6
Retail	520.1	503.6	+3.3	1,559.3	1,542.5	+1.1
Classified	736.7	771.2	-4.5	2,339.7	2,383.2	-1.8
Total ROP	1,445.1	1,474.0	-2.0	4,488.1	4,549.5	-1.4

Part Run/Zoned	153.1	168.2	-9.0	482.2	523.5	-7.9
Total	1,598.2	1,642.3	-2.7	4,970.3	5,073.1	-2.0

Preprints	221,526	214,152	+3.4	688,071	654,482	+5.1

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.